Exhibit 99.1

Smart & Final Stores, Inc. Reports Third Quarter 2018 Financial Results

COMMERCE, Calif. (November 14, 2018) — Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal third quarter ended October 7, 2018.

Third Quarter Highlights:

•                  Net sales increased 2.8% to $1,497.7 million with a comparable store sales increase of 0.6%

•                  Gross margin increased 8.7% to $232.4 million

•                  Adjusted EBITDA of $62.3 million

•                  Net income of $10.2 million or $0.14 per share, including benefit of lower tax rate

•                  Adjusted net income of $16.9 million or $0.23 per share, including benefit of lower tax rate

•                  Debt reduction of $23 million in the quarter and $46 million year-to-date

“Our third quarter performance was solid with 2.8% year-over-year growth in overall sales.  We also delivered our sixth consecutive quarter of positive comparable store sales, with growth in both average transaction size and merchandise margins despite greater pressure from deflation in product prices,” said David Hirz, president and chief executive officer of the Company.

“We also continue to allocate our strong free cash flow from operations to reduce outstanding debt with a year-to-date reduction of $46 million.  Our focus on our key customer segments, including small business customers, is growing sales despite deflation, as we build on our core strengths in value pricing and unique merchandising.  We continue to support our value proposition through targeted investments in digital commerce and infrastructure, which are helping to drive strong online sales gains in both our Smart & Final and Smart Foodservice Warehouse banners.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal Third Quarter 2018 Financial Results

Net sales were $1,497.7 million in the 16-week quarter ended October 7, 2018, representing a 2.8% increase as compared to $1,457.4 million for the same period of 2017. Net sales growth was driven by a 0.6% increase in comparable store sales and from the net sales contribution of new stores. Comparable store sales growth was comprised of a 1.9% increase in comparable average transaction size, partially offset by a 1.3% decrease in comparable transaction count. The Company estimates that the year-to-year deflation rate in product pricing was -0.7% in the third quarter.

Net sales for Smart & Final banner stores were $1,144.1 million, a 2.6% increase as compared to $1,115.2 million for the same period of 2017. Comparable store sales growth for the Smart & Final banner was 0.2% in the third quarter.

Net sales for Smart Foodservice Warehouse banner stores were $353.6 million, a 3.3% increase as compared to $342.1 million for the same period of 2017. Comparable store sales growth for the Smart Foodservice Warehouse banner was 2.0% in the third quarter.

Gross margin was $232.4 million, an 8.7% increase as compared to $213.9 million in the third quarter of 2017. Gross margin rate was 15.5% as compared to 14.7% for the same period of 2017. Gross margin rate in the quarter was supported by the Company’s strategic sourcing, merchandising and pricing initiatives.

Operating and administrative expenses were $209.9 million, a 7.5% increase as compared to $195.3 million for the same period of 2017. This increase was related to expenses associated with the effect of higher minimum wage rates, as well as new stores opened during the prior twelve months and their related support costs.

Interest expense in the third quarter was $13.3 million, an 18.0% increase as compared to $11.2 million in the prior year quarter, primarily driven by higher interest rates as well as interest expense related to accounting for build-to-suit store developments.

The third quarter results reflect an effective tax rate benefit of approximately 2% which includes a $2.9 million discrete tax benefit related to accelerated depreciation deductions included in the Company’s 2017 income tax return and the effect of the 2017 Tax Cuts and Jobs Act.

Net income was $10.2 million, or $0.14 per share, as compared to net income of $5.1 million, or $0.07 per share, for the same period of 2017. Adjusted net income was $16.9 million, or $0.23 per share, as compared to adjusted net income of $12.9 million, or $0.17 per share, for the same period of 2017.

Adjusted EBITDA was $62.3 million, a slight decrease of 1.0% as compared to $62.9 million for the same period of 2017.

Fiscal Year-to-date Financial Results

In the forty weeks ended October 7, 2018, net sales were $3,639.4 million, an increase of 3.9% as compared to $3,502.7 million in the same period of 2017. Net sales growth was driven in part by the net sales contribution of new stores and a 1.0% increase in comparable store sales. The increase in comparable store sales was attributable to a 2.5% increase in comparable average transaction size, partially offset by a 1.5% decrease in comparable transaction count.

Net sales for Smart & Final banner stores were $2,807.7 million, an increase of 3.4% as compared to $2,716.3 million in the same period of 2017. Year-to-date comparable store sales for the Smart & Final banner increased 0.3%.

Net sales for Smart Foodservice Warehouse banner stores were $831.7 million, a 5.8% increase as compared to $786.3 million in the same period of 2017. Year-to-date comparable store sales for the Smart Foodservice Warehouse banner increased 3.4%.

Net income was $9.7 million, as compared to net income of $7.6 million in the same period of 2017, which included a tax provision of $0.3 million and $0.4 million, respectively. Net income per diluted share was $0.13 as compared to $0.10 for the same period of 2017.

Adjusted net income was $25.5 million, as compared to $22.5 million in the same period of 2017. Adjusted net income per diluted share was $0.34, compared to $0.30 in the same period of 2017.

Adjusted EBITDA was $140.2 million, as compared to $135.4 million in the same period of 2017.

Growth and Development

During the fiscal third quarter of 2018, the Company opened three new Smart & Final Extra! stores, relocated one legacy Smart & Final store to an Extra! format store and closed one legacy Smart & Final store. As of October 7, 2018, the Company operated a total of 324 stores, including 199 Smart & Final Extra! stores, 61 legacy format Smart & Final stores and 64 Smart Foodservice Warehouse stores.

Operating Stores at Quarter End (October 7, 2018)

	Smart & Final Banner Stores			Smart Foodservice Warehouse
	Extra! format	Legacy format	Total	Banner Stores	Total Company
End of Fiscal Year 2017	194	66	260	63	323
New stores	3	—	3	1	4
Relocations, net	2	(2)	—	—	—
Conversions	—	—	—	—	—
Store Closures	—	(3)	(3)	—	(3)
End of 3rd Quarter 2018	199	61	260	64	324

Year-to-date, the Company has closed three legacy Smart & Final banner stores where leases were expiring and the store economic performance was marginal.  The Company expects to close one additional legacy store in the fourth quarter of fiscal 2018.

Leverage and Liquidity

As of October 7, 2018, the Company’s debt, net of debt issuance costs, was $653.0 million and cash and cash equivalents were $62.2 million.

During the forty weeks ended October 7, 2018, the Company generated cash from operations of $109.5 million and invested $107.9 million in capital expenditures, primarily related to the improvement of existing assets and new stores.

Year-to-date, the Company has reduced outstanding borrowings under its revolving credit facility by $46 million.

Outlook

The Company is revising certain elements of its previously issued guidance framework for the full year ending December 30, 2018, as noted in the table below:

	Previous Full Year 2018 Guidance	Updated Full Year 2018 Guidance
Net sales growth	4.0% - 5.0%	3.5% - 3.75%
Comparable store sales growth	1.0% - 2.0%	1.00% - 1.25%
Unit growth (new stores)	5 Smart & Final Extra! stores 4 Smart Foodservice Warehouse stores	4 Smart & Final Extra! stores 3 Smart Foodservice Warehouse stores
Relocations or expansions of legacy stores to Extra! Format	3-4 Smart & Final stores	3 Smart & Final stores
Adjusted EBITDA	$180 - $190 million	$180 - $185 million
Adjusted net income	$31 - $35 million	$34 - $36 million
Adjusted diluted EPS	$0.42 - $0.47	$0.46 - $0.48
Capital expenditures (net)	$80 - $90 million	Unchanged
Fully diluted weighted average shares	74 to 75 million	Unchanged

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $2.6 million, non-cash rent related to stores of approximately $4.8 million, share-based compensation expense of approximately $13.3 million, and $3.9 million of store closure expenses. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

Fiscal Third Quarter 2018 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal third quarter 2018 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13683403. The telephonic replay will be available until 11:59 p.m. Eastern Time, November 14, 2018.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of October 7, 2018, the Company operated 324 grocery and foodservice stores under the “Smart & Final, “ “Smart & Final Extra! “ and “Smart Foodservice Warehouse Stores” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 146 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 7, 2018	October 8, 2017	October 7, 2018	October 8, 2017

Net sales	$1,497,669	$1,457,353	$3,639,390	$3,502,657
Cost of sales, buying and occupancy	1,265,220	1,243,490	3,090,962	2,993,413
Gross margin	232,449	213,863	548,428	509,244

Operating and administrative expenses	209,890	195,285	507,892	474,021
Income from operations	22,559	18,578	40,536	35,223

Interest expense, net	13,250	11,229	32,165	27,738
Equity in earnings of joint venture	651	362	1,601	576
Income before income taxes	9,960	7,711	9,972	8,061

Income tax benefit (provision)	200	(2,605)	(305)	(419)
Net income	$10,160	$5,106	$9,667	$7,642

Net income per share:
Basic	$0.14	$0.07	$0.13	$0.11
Diluted	$0.14	$0.07	$0.13	$0.10

Weighted average shares outstanding:
Basic	73,117,389	72,446,404	72,713,906	72,437,033
Diluted	74,446,660	74,253,374	74,071,704	75,588,182

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	October 7, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,174	$71,671
Accounts receivable, less allowances of $177 and $177 at October 7, 2018 and December 31, 2017, respectively	37,937	33,019
Inventories	291,963	289,712
Prepaid expenses and other current assets	41,135	54,241
Total current assets	433,209	448,643

Property, plant, and equipment:
Land	8,816	10,076
Buildings and improvements	47,943	53,965
Leasehold improvements	367,869	346,181
Fixtures and equipment	447,511	421,912
Construction in progress	44,023	8,242
	916,162	840,376
Less accumulated depreciation and amortization	407,276	338,149
	508,886	502,227

Assets under capital leases	13,535	—
Capitalized software, net of accumulated amortization of $19,570 and $17,325 at October 7, 2018 and December 31, 2017, respectively	29,957	21,984
Other intangible assets, net	357,306	362,536
Goodwill	385,918	385,918
Equity investment in joint venture	16,746	15,380
Other assets	83,002	73,249
Total assets	$1,828,559	$1,809,937

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$235,551	$245,009
Accrued salaries and wages	34,227	36,216
Accrued expenses	111,026	100,639
Current portion of debt, less debt issuance costs	34,029	81,512
Total current liabilities	414,833	463,376

Obligations under capital leases	13,663	—
Long-term debt, less debt issuance costs	618,924	617,867
Deferred income taxes	39,487	38,095
Postretirement and postemployment benefits	118,796	127,649
Other long-term liabilities	199,387	159,904

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares — 10,000,000
Issued and outstanding shares — none	—	—
Common stock, $0.001 par value;
Authorized shares — 340,000,000
Issued and outstanding shares - 75,987,863 and 74,120,113 at October 7, 2018 and December 31, 2017, respectively	76	74
Additional paid-in capital	517,395	506,098
Retained deficit	(68,493)	(78,160)
Accumulated other comprehensive loss	(25,509)	(24,966)
Total stockholders’ equity	423,469	403,046
Total liabilities and stockholders’ equity	$1,828,559	$1,809,937

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Forty Weeks Ended
	October 7, 2018	October 8, 2017

Operating activities
Net income	$9,667	$7,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44,953	44,526
Amortization	31,293	30,522
Amortization of debt discount and debt issuance costs	1,601	1,485
Share-based compensation	10,057	8,504
Deferred income taxes	1,439	(506)
Equity in earnings of joint venture	(1,601)	(576)
Loss (Gain) on disposal of property, plant, and equipment	559	(50)
Asset impairment	3,182	1,430
Changes in operating assets and liabilities:
Accounts receivable, net	(4,918)	(3,858)
Inventories	(2,251)	7,391
Prepaid expenses and other assets	12,672	16,404
Accounts payable	(9,458)	(758)
Accrued salaries and wages	(1,989)	3,240
Other accrued liabilities	14,251	12,644
Net cash provided by operating activities	109,457	128,040

Investing activities
Purchases of property, plant, and equipment	(95,891)	(107,078)
Proceeds from disposal of property, plant, and equipment	33	1,850
Investment in capitalized software	(11,846)	(10,505)
Other	(231)	(579)
Net cash used in investing activities	(107,935)	(116,312)

Financing activities
Proceeds from exercise of stock options	1,885	3,780
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(645)	(1,826)
Fees paid in conjunction with debt financing	(180)	(154)
Borrowings on bank line of credit	47,000	63,000
Payments on bank line of credit	(93,000)	(57,000)
Payment on promissory note	(1,775)	—
Cash received from landlord related to financing lease obligations	35,696	—
Stock repurchases	—	(12,873)
Net cash used in financing activities	(11,019)	(5,073)

Net (decrease) increase in cash and cash equivalents	(9,497)	6,655
Cash and cash equivalents at beginning of period	71,671	54,235
Cash and cash equivalents at end of period	$62,174	$60,890

Cash paid during the period for:
Interest	$29,171	$26,191

Non-cash investing and financing activities
Software development costs incurred but not paid	$3,508	$331
Construction in progress costs incurred but not paid	18,511	26,093
Property acquired through capital and financing lease obligations	14,369	—

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(In Thousands)

	Smart & Final	Smart Foodservice	Corporate / Other	Consolidated
Sixteen Weeks Ended October 7, 2018
Net sales	$1,144,090	$353,579	$—	$1,497,669
Cost of sales, distribution and store occupancy	961,575	300,999	2,646	1,265,220
Operating and administrative expenses	159,742	25,660	24,488	209,890
Income (loss) from operations	$22,773	$26,920	$(27,134)	$22,559

Capital expenditures	$27,747	$6,759	$7,806	$42,312

Sixteen Weeks Ended October 8, 2017
Net sales	$1,115,234	$342,119	$—	$1,457,353
Cost of sales, distribution and store occupancy	948,476	292,502	2,512	1,243,490
Operating and administrative expenses	145,410	23,972	25,903	195,285
Income (loss) from operations	$21,348	$25,645	$(28,415)	$18,578

Capital expenditures	$38,699	$5,201	$4,201	$48,101

	Smart & Final	Smart Foodservice	Corporate / Other	Consolidated
Forty Weeks Ended October 7, 2018
Net sales	$2,807,739	$831,651	$—	$3,639,390
Cost of sales, distribution and store occupancy	2,374,313	710,016	6,633	3,090,962
Operating and administrative expenses	385,179	62,329	60,384	507,892
Income (loss) from operations	$48,247	$59,306	$(67,017)	$40,536

Capital expenditures	$76,783	$14,990	$15,964	$107,737

Forty Weeks Ended October 8, 2017
Net sales	$2,716,337	$786,320	$—	$3,502,657
Cost of sales, distribution and store occupancy	2,311,878	675,007	6,528	2,993,413
Operating and administrative expenses	357,112	57,579	59,330	474,021
Income (loss) from operations	$47,347	$53,734	$(65,858)	$35,223

Capital expenditures	$93,503	$11,575	$12,505	$117,583

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision (benefit) for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income as net income adjusted for the items set forth in the table below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net income to EBITDA, adjusted EBITDA and adjusted net income, and net income per share to adjusted net income per share and adjusted net income per diluted share, for the sixteen-week and forty-week periods ended October 7, 2018 and October 8, 2017.

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

(In Thousands)

	Sixteen Weeks Ended October 7, 2018	Sixteen Weeks Ended October 8, 2017	Forty Weeks Ended October 7, 2018	Forty Weeks Ended October 8, 2017
Net income	$10,160	$5,106	$9,668	$7,642
Depreciation and amortization	29,829	31,052	76,246	75,049
Interest expense, net	13,250	11,229	32,165	27,738
Income tax (benefit) provision	(200)	2,605	305	419
EBITDA	53,039	49,992	118,384	110,848

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	1,026	1,275	2,551	2,556
Loss from asset dispositions (b)	2,083	830	3,697	1,458
Share-based compensation expense (c)	3,615	4,199	10,058	8,503
Non-cash rent (d)	1,438	1,917	4,193	5,043
Pre-opening costs (e)	1,158	1,346	1,572	3,519
Other items (f)	(100)	3,354	(300)	3,435
Adjusted EBITDA	$62,259	$62,913	$140,155	$135,362

Smart & Final  Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended October 7, 2018	Sixteen Weeks Ended October 8, 2017	Forty Weeks Ended October 7, 2018	Forty Weeks Ended October 8, 2017
Net income	$10,160	$5,106	$9,668	$7,642
Income tax (benefit) provision	(200)	2,605	305	419
Income before income taxes	9,960	7,711	9,973	8,061

Adjustments to net income
Net loss from closed stores and exit costs (a)	1,026	1,275	2,551	2,556
Loss from asset dispositions (b)	2,083	830	3,697	1,458
Share-based compensation expense (c)	3,615	4,199	10,058	8,503
Non-cash rent (d)	1,438	1,917	4,193	5,043
Pre-opening costs (e)	1,158	1,346	1,572	3,519
Other items (f)	(100)	3,354	(300)	3,435
Adjusted income tax provision	(2,327)	(7,702)	(6,272)	(10,090)
Adjusted net income	$16,853	$12,930	$25,472	$22,485

Adjusted Net Income Per Share

Net income per share - basic	$0.14	$0.07	$0.13	$0.11
Per share impact of net income adjustments	0.09	0.11	0.22	0.20
Adjusted net income per share - basic	$0.23	$0.18	$0.35	$0.31
Net income per share - diluted	$0.14	$0.07	$0.13	$0.10
Per share impact of net income adjustments	0.09	0.10	0.21	0.20
Adjusted net income per share - diluted	$0.23	$0.17	$0.34	$0.30

Weighted average shares - basic	73,117,389	72,446,404	72,713,906	72,437,033
Weighted average shares - diluted	74,446,660	74,253,374	74,071,704	75,588,182

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents severance costs in the sixteen and forty weeks ended October 7, 2018 and the sixteen and forty weeks ended October 8, 2017.